EXHIBIT 10.21

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$20,000.00	July 28, 2014

For value received, North American Oil and Gas Corp., a Nevada corporation ("Company"), promises to pay to the order of (“ASPS”) (the “Investor”). (herein, together with its successors and assigns who become holders of this Note, the "Holder"), the principal sum of Twenty Thousand and no/100 Dollars ($20,000) (the "Principal Amount"), together with interest thereon at the rate of 4% per annum (subject to adjustment as set forth in Section 1 below).

1. Interest. Interest shall accrue beginning on the date of this Note and shall continue to accrue on the unpaid principal hereof until this Note is paid in full or otherwise converted as herein provided. Notwithstanding the provisions of this Note, if any rate of interest payable hereunder is limited by law, the rate payable hereunder shall be the lesser of: (a) the rate set forth in this Note; or (b) the maximum rate permitted by law.

2. Payments.

2.1 Maturity Date. The Principal Amount and all accrued but unpaid interest on this Note shall become fully due and payable upon the earliest to occur of (a) an Event of Default as defined in Section 3 (unless the Holder elects in writing to waive the Event of Default or extend the date on which the Note will be due), or (b) August 26[1], 2014. Upon an occurrence of an Event of Default, Holder may declare all amounts outstanding under the Note immediately due and take any other action allowed by law.

2.2 Optional Prepayment. The Company shall have the right to prepay this Note in whole or in part on 10 days written notice to the Holder at any time prior to its conversion under Section 3.

2.3 Method of Payment. All payments of principal and interest under this Note shall be made in lawful money of the United States of America in cash or cash equivalent at ASPS Investments Ltd., Ojai, California, or at such other place at Holder shall have designated in writing.

3. Events of Default. The occurrence of any of the following shall be deemed to be an event of default (an "Event of Default"):

(a) failure to make any payment of principal, interest or other amounts when due according to the terms of this Note; or

(b) failure to comply with any other covenant or obligation under this Note, if that failure is not subject to cure, or remains uncured for a period of five days after written notice from the Holder.

4. Waiver of Presentment, Notice and Other Formalities. The Company expressly agrees that (a) presentment, notice of dishonor, and protest, notice of protest and any and all demands or notices are hereby waived; (b) this Note shall be binding upon the Company and any endorser and their respective successors in interest; and (c) this Note and any payment hereunder may be extended from time to time without in any way affecting liability hereunder.

5. No Impairment. The Company will not, by amendment of its Articles of Organization or through reorganization, consolidation, merger, dissolution, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

6. Amendments and Waivers. This Note may only be amended or waived with the written consent of the Holder and the Company.

7. Replacement of Note. In the case of the loss, theft or destruction of this Note, the Company at its expense shall execute and deliver to the Holder a replacement hereof upon delivery by the Holder to the Company of evidence reasonably satisfactory to the Company of the loss, theft or destruction along with an indemnity agreement reasonably satisfactory in form and substance to the Company.

8. Assignment. This Note may not be assigned by either party hereto without the prior written consent of the other party hereto.

9. Notices. Any notice required or permitted under this Note shall be given in writing to the other party hereto.

10. Rights as a Member. This Note, as such, shall not entitle the Holder to any rights as a member of the Company.

11. Governing Law; Jurisdiction. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles. The parties consent to the personal jurisdiction of the state and federal courts located in the County of Ventura, California, for purposes of any action under or pertaining to this Note.

12. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13. Attorneys’ Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

14. Entire Agreement. This Note constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements and understandings.

15. Counterparts; Electronic Delivery. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic delivery of an executed counterpart of this Note (whether by fax, email or otherwise) shall be equally as effective as delivery of an originally executed tangible copy of the same. Any party doing so shall also deliver the originally executed hard copy of same promptly thereafter, but the failure by such party to do so shall not affect the validity, enforceability and binding effect of this Note.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the Company has issued this Note on the day and year written on the first page of the Note.

NORTH AMERICAN OIL & GAS CORP.

By:
Name:	Linda Gassaway
Title:	Chief Financial Officer

AGREED AND ACCEPTED BY HOLDER:

ASPS INVESTMENTS LTD.

By:
Name:
Title: